Exhibit 99.1
eRx NETWORK, LLC
CONSOLIDATED FINANCIAL REPORT
FOR THE YEAR ENDED DECEMBER 31, 2008 AND THE SIX MONTHS ENDED JUNE 30, 2009 AND 2008

C O N T E N T S

INDEPENDENT AUDITOR’S REPORT
To the Members
eRx Network, LLC
Fort Worth, Texas
We have audited the consolidated balance sheet of eRx Network, LLC and subsidiary as of December 31, 2008 and the related consolidated statements of operations, changes in members’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of eRx Network, LLC and subsidiary as of December 31, 2008 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
WEAVER AND TIDWELL, L.L.P.
Fort Worth, Texas
March 4, 2009

eRx NETWORK, LLC
CONSOLIDATED BALANCE SHEETS

		June 30,
	December 31,	2009
	2008	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$266,096	1,933,616
Accounts receivable-less allowance for doubtful accounts of $139,917 and $31,134 at December 31, 2008 and June 30, 2009, respectively	4,187,272	4,330,007
Prepaid expenses	545,175	556,553
Notes Receivable, current portion	40,600	1,400

Total Current Assets	5,039,143	6,821,576

PROPERTY AND EQUIPMENT
Furniture and fixtures	470,953	502,616
Equipment	3,120,763	3,316,283
Leasehold Improvements	147,212	161,822

	3,738,928	3,980,721
Less accumulated depreciation	2,384,469	2,747,150

	1,354,459	1,233,571
OTHER ASSETS
Trademarks, net of accumulated amortization	11,550	10,271
Software and software licenses, net of accumulated amortization	455,726	386,495

	467,276	396,766
TOTAL ASSETS	$6,860,878	$8,451,913

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Checks in excess of bank balance	$96,191	$—
Line of credit	48,227	—
Accounts payable	1,789,841	1,305,225
Accrued expenses	1,303,345	1,266,057
Contractual liabilities	194,383	1,672,897

Total Current Liabilities	3,431,987	4,244,179

MEMBERS’ EQUITY	3,428,891	4,207,734

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$6,860,878	$8,451,913

The Notes to Consolidated Financial Statements are an integral part of these statements.

eRx NETWORK, LLC
CONSOLIDATED STATEMENTS OF OPERATIONS

		Six Months Ended
	Year Ended	June 30,	June 30,
	December	2009	2008
	31, 2008	(unaudited)	(unaudited)
REVENUE
Switching services	$10,798,592	$6,280,245	$5,263,999
DME services	9,834,933	4,842,495	4,480,854
Pharma sales	1,019,756	704,064	543,302
Electronic prescribing	3,197,042	3,021,574	1,402,932
Other services	2,339,565	1,849,037	796,435

	27,189,888	16,697,415	12,487,522
COST OF REVENUE	5,549,810	4,030,423	2,532,291

Gross profit	21,640,078	12,666,992	9,955,231
EXPENSES
General and administrative	15,486,273	8,872,453	7,212,049
Depreciation and amortization	1,455,191	509,222	965,754

	16,941,464	9,381,675	8,177,803
Income from operations	4,698,614	3,285,317	1,777,428
OTHER INCOME (EXPENSE)
State tax expense	(117,185)	(51,653)	(61,315)
Gain on disposal of assets	80	—	80
Interest income	21,305	2,275	14,517
Interest expense	(20,725)	(6,737)	(13,969)
Other income	196,149	2,663	193,219

NET INCOME	4,778,238	3,231,865	1,909,960
NET (LOSS) INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(15)	40,542	—

NET INCOME ATTRIBUTABLE TO PARENT	$4,778,253	$3,191,323	$1,909,960

The Notes to Consolidated Financial Statements are an integral part of these statements.

eRx NETWORK, LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

		Accumulated
		Other
	Members’	Comprehensive	Noncontrolling	Members’
	Capital	Income	Interest	Equity
Balance, December 31, 2007	$3,003,495	$—	$—	$3,003,495
Memberships sold	53,712	—	—	53,712
Memberships repurchased	(28,374)	—	—	(28,374)
Share-based Compensation	13,006	—	—	13,006
Distributions	(4,375,000)	—	—	(4,375,000)
Noncontrolling interest contribution	—	—	15	15
Net income	4,778,253	—	(15)	4,778,238
Foreign currency translation	—	(16,201)	—	(16,201)

Comprehensive income	—	—	—	4,762,037

Balance December 31, 2008	3,445,092	(16,201)	—	3,428,891
Memberships sold	12,900	—	—	12,900
Memberships repurchased	—	—	—	—
Share-based Compensation	22,914	—	—	22,914
Distributions	(2,500,000)	—	—	(2,500,000)
Net income	3,191,323		40,542	3,231,865
Foreign currency translation	—	9,489	1,675	11,164

Comprehensive income	—	—	—	3,243,029

Balance, June 30, 2009 (unaudited)	$4,172,229	$(6,712)	$42,217	$4,207,734

The Notes to Consolidated Financial Statements are an integral part of these statements.

eRx NETWORK, LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	(Unaudited)
	December 31,	For the six months ended June 30,
	2008	2009	2008
CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$4,778,238	$3,231,865	$1,909,960
Adjustments to reconcile net income to net cash provided by
Depreciation and amortization	1,455,191	509,222	965,754
Loss from disposal of equipment	(80)	—	(80)
Share-based compensation	13,006	22,914	6,503
Changes in operating assets and liabilities:
Accounts receivable	(1,285,350)	(142,735)	(499,939)
Prepaids	(141,423)	(11,014)	(69,077)
Checks in excess of bank balance	(176,236)	(96,191)	(272,427)
Accounts payable	1,058,296	(484,616)	451,186
Accrued expenses	661,197	(37,288)	113,820
Settlement liabilities	(1,823,800)	1,478,514	428,885

Net cash provided by operating activities	4,539,039	4,470,671	3,034,585
CASH FLOWS FROM INVESTING ACTIVITIES
Loans to employees	(46,634)	(5,520)	(6,033)
Payments received from employees	30,719	44,720	28,591
Proceeds from sales of assets	80	—	80
Capital expenditures	(1,172,146)	(318,188)	(467,610)

Net cash used in investing activities	(1,187,981)	(278,988)	(444,972)
CASH FLOWS FROM FINANCING ACTIVITIES
Draws on line of credit	12,356,745	7,221,988	5,952,187
Payments on line of credit	(13,238,448)	(7,270,215)	(6,433,360)
Distributions to members	(4,375,000)	(2,500,000)	(1,750,000)
Members’ units repurchased	(28,374)	—	(11,966)
Contribution from minority member	15	—	—
Capital contributions	53,712	12,900	53,712

Net cash used in financing activities	(5,231,350)	(2,535,327)	(2,189,427)

Net change in cash	(1,880,292)	1,656,356	400,186
Effect of exchange rate changes on cash	(16,201)	11,164	—
Cash, beginning of year	2,162,589	266,096	2,162,589

Cash, end of year	$266,096	$1,933,616	$2,562,775

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for interest	$20,725	$6,737	$13,969

Cash paid during the year for state tax	$117,185	$51,653	$61,315

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Purchase of fixed asset through payable	$(48,802)	$—	$—

The Notes to Consolidated Financial Statements are an integral part of these statements.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1. SIGNIFICANT ACCOUNTING POLICIES
The accounting policies relative to the carrying value of property and equipment are indicated in the captions on the consolidated balance sheets. Other significant accounting policies are as follows:
Nature of Operations
eRx Network, LLC (the “Company”) is a premier provider to the U.S. and Canadian pharmacy industry of a secure, reliable and performance oriented network for e-commerce. The Company provides claims network services, claims processing services, claims reconciliation services, e-prescription services, and rebate services to its customers.
Principles of Consolidation
The consolidated financial statements include the accounts of eRx Network, LLC and its 85% owned subsidiary eRx Network Canada, Inc. All intercompany accounts and transactions have been eliminated in consolidation.
The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and Rule 10-01 of Regulation S-X and, in the opinion of management, reflect all normal recurring adjustments necessary for a fair presentation of results for the unaudited interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. The results of operations for the interim period are not necessarily indicative of the results to be obtained for the full fiscal year.
The Company purchased an 85% ownership on August 1, 2008 in eRx Network Canada, Inc. to gain a share in the Canadian market through claims network services, claims processing services, claims reconciliation services, e-prescription services, and rebate services to its customers.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Revenue Recognition
Switching, claims processing, and e-prescription revenue is recognized as services are provided. Certain services are recognized as revenue on delivery except when sufficient information is unavailable in which case revenue is recognized when payment is received.
DME Services
DME services consist principally of electronic billing solutions for pharmacies on Medicaid and Medicare claims, and reconciliation and recovery services of denied claims.
Accounts Receivable
The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management determines the adequacy of the allowance based upon reviews of individual accounts, credit conditions, historical losses, existing economic conditions and other pertinent factors.
Amortization
Contract rights were amortized by the straight-line method over the estimated lives of the contracts of three years. Trademarks are amortized over ten years using the straight-line method. Purchased software is amortized over the remaining estimated economic life of the product using the straight-line method. Amortization expense for the year ended December 31, 2008 was $796,952. Contracts were fully amortized in 2008 with an expense of $542,273.
Amortization expense over the next five years is as follows:

2009	$243,822
2010	164,847
2011	53,823
2012	2,392
2013	2,392

$467,276

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Depreciation
Depreciation is computed using the straight-line method over estimated useful lives as follows:

Furniture and fixtures Equipment Leasehold improvements	5 years 3 years lease expiration
Advertising
Advertising costs are expensed as incurred. The amount charged to expense for the year ended December 31, 2008 was $92,384.
Research and Development
Research and development costs are charged to operations as incurred.
Cash Flows Presentation
For purposes of the statements of cash flows, the Company considers all cash and highly liquid investments with maturities at the date of purchase of less than three months to be cash equivalents.
Income Taxes
The Company files its income tax return as a partnership for federal income tax purposes. Therefore, the financial statements do not include a provision for federal income tax because its taxable earnings or losses are includable in the members’ income tax returns. State taxes are payable by the Company and the expense and accrual are included in the consolidated financial statements.
Uncertain Tax Positions
In June 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”). FIN 48 interprets the guidance in FASB Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (“SFAS 109”). When FIN 48 is implemented, reporting entities utilize different recognition thresholds and measurement requirements when compared to prior technical literature. On December 30, 2008, the FASB Staff issued FASB Position FIN 48-3, Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises (“FSP FIN 48-3”). As deferred by the guidance in FSP FIN 48-3, the Company is not required to implement the provisions of FIN 48 until fiscal years beginning after December 15, 2008. As such, the Company has not implemented those provisions in the 2008 financial statements.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Since the provisions of FIN 48 have not been implemented in accounting for uncertain tax positions, the Company continues to utilize its prior policy of accounting for these positions, following the guidance in Statement of Financial Accounting Standards No. 5, Accounting for Contingencies. Disclosure is not required of a loss contingency involving an unasserted claim or assessment when there has been no manifestation by a potential claimant of an awareness of a possible claim or assessment unless it is considered probable that a claim will be asserted and there is a reasonable possibility that the outcome will be unfavorable. Using that guidance, as of June 30, 2009 and December 31, 2008, the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.
Reclassifications
Certain reclassifications have been made to prior period financial statements to conform to the current period consolidated financial statements presentation. Such reclassifications had no effect on total assets or net income as previously reported.
Stock Based Compensation
Effective January 1, 2006 the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”) requiring that compensation cost related to share-based payment transaction be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period.
Foreign Currency Translation Adjustments
The U.S. dollar is the functional currency for the Company’s consolidated operations except its Canadian subsidiary, which uses the Canadian dollar as the functional currency. The assets and liabilities of the Company’s Canadian subsidiary are translated into U.S. dollars based on the current exchange rate in effect at the balance sheet date. Canadian income and expenses are translated at average rates for the periods presented. Translation adjustments have no effect on the net income and are included in accumulated other comprehensive income in members’ equity.
Comprehensive Loss
Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income, established standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. Gains/(losses) resulting from the translation of the Company’s financial statements of $11,164 and ($16,201) are recorded as accumulated other comprehensive loss at June 30, 2009 and December 31, 2008, respectively.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Recent Accounting Pronouncements
On January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R expands the definition of a business and a business combination and generally requires the acquiring entity to recognize all of the assets and liabilities of the acquired business, regardless of the percentage ownership acquired, at their fair values. It also requires that contingent consideration and certain acquired contingencies be recorded at fair value on the acquisition date and that acquisition costs generally be expensed as incurred. The adoption of SFAS 141R had no effect on the Company’s financial statements for the six months ended June 30, 2009.
On January 1, 2009, the Company adopted the provisions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements (“SFAS 157”) related to nonfinancial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis. Examples of such circumstances include fair value measurements associated with the initial recognition of assets and liabilities in a business combination and measurements of impairment following a goodwill impairment test or an impairment of a long-lived asset other than goodwill. The adoption of SFAS 157 as it relates to such nonfinancial assets and liabilities had no impact on the Company’s financial condition or results of operations for the six months ended June 30, 2009.
On January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — An Amendment of ARB No. 51 (“SFAS 160”). SFAS 160 amends Accounting Research Bulletin (“ARB”) No. 51, Consolidated Financial Statements (“ARB 51”) to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Additionally, SFAS 160 changes the way the consolidated income statement is presented by requiring consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. The presentation and disclosure requirements of SFAS 160 have been given retroactive effect for all periods presented.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
On April 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 165, Subsequent Events (“SFAS 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after a company’s balance sheet date but before financial statements of the company are issued or are available to be issued. In particular, SFAS 165 sets forth: (i) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (iii) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. Additionally, SFAS 165 requires companies to disclose the date through which subsequent events have been evaluated as well as the date the financial statements were issued or were available to be issued. The adoption of SFAS 165 had no material impact on the Company’s consolidated financial statements for the six months ended June 30, 2009. The disclosures required by SFAS 165 are presented within Note 10 to the unaudited consolidated financial statements.
NOTE 2. CONCENTRATIONS OF CREDIT RISK
The Company maintains cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company uses major money center banks for its banking services to mitigate this risk. The Company believes they are not exposed to any significant credit risk on cash and cash equivalents.
Concentration of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company’s customer base and their widespread geographic distribution. At June 30, 2009 and December 31, 2008, the Company had no significant receivable concentrations and for the six months ended June 30, 2009 and 2008 and year ended December 31, 2008, respectively, there were no significant revenue concentrations.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3. OPERATING LEASE COMMITMENTS
The Company leases facilities and equipment under operating leases that expire between the years 2009 and 2013. The leases provide for aggregate monthly payments which approximate $55,000 at December 31, 2008.
Future minimum rental payments under operating leases as of December 31, 2008, are as follows:

2009	$615,299
2010	329,347
2011	323,610
2012	321,939
2013	1,925

$1,592,120

Total rent expense was approximately $654,951 for the year ended December 31, 2008, respectively.
In May 2009, the Company entered into a commercial lease agreement with an initial term of approximately ten years. Base rent under the lease will be approximately $425,000 per year for years one through five and approximately $480,000 per year for years six through ten.
NOTE 4. LINE OF CREDIT
The Company had a $3,000,000 revolving line of credit agreement with a lending institution with a maturity date of December 1, 2009. The line of credit bore interest at prime, and was secured by the Company’s accounts receivable and other rights to payment, general intangibles, inventory and equipment. At June 30, 2009 and December 31, 2008, the Company had outstanding advances of $0 and $48,227, respectively.
NOTE 5. RELATED PARTY TRANSACTIONS
The Company purchases services from a corporation that owns a membership interest in the Company and pays the salary and benefits of an employee of the Company. The Company also participates in a common sales agreement with the same corporation, for which the Company handles the collections. At June 30, 2009 and December 31, 2008, the Company had a payable of $93,108 and $47,529, respectively, and accrued expenses of $47,400 and $48,600, respectively, to the related party. Total expenses relating to services, employee salary and employee benefits for the six months ended June 30, 2009 and 2008 and for the year ended December 31, 2008 were $383,381, $259,412, and $505,055, respectively. Total collections remitted from the Company to the corporation relating to the common sales agreement for the six months ended June 30, 2009 and 2008 and for the year ended December 31, 2008 were $127,433, $271,869 and $437,403, respectively. During 2008, the Company paid an employee of the related party a salary of $51,685 in exchange for services.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Consulting expenses of $167,144, $26,913 and $140,378 were paid to related parties for the six months ended June 30, 2009 and 2008 and for the year ended December 31, 2008, respectively.
NOTE 6. SHARE IN SUCCESS
During 2003, the Company initiated an ownership program for their employees, whereby employees are provided the opportunity to purchase non-voting membership interests in the Company. At December 31, 2008, employees owned interests of 3.55%. Total contributed capital for the employees’ interests at December 31, 2008 was $575,799 of which $0 was receivable.
NOTE 7. CONTRACTUAL LIABILITIES
Contractual liabilities result from timing differences in the Company’s settlement process with customers in conjunction with the Company’s eRx Audit reconciliation service and with some pharmaceutical co-pay programs. These timing differences are primarily due to the timing between the funds received in the Company’s bank account and settlement payments made to the customers. Cash held by the Company associated with this settlement process is classified within cash and cash equivalents and the related liabilities are classified within current liabilities on the accompanying balance sheets.
NOTE 8. PROFIT SHARING PLAN
The Company maintains a trusted 401(k) and profit sharing plan (the “Plan”) covering full time employees who are at least 18 years of age and have performed at least six months of service. Each participant in the Plan may elect to contribute up to the maximum limits allowed by the IRS to the Plan. The Company matches the first 3% of employee contributions at a rate of 100%, and then the following 2% of employee contributions at a rate of 50%. The maximum Company match is 4% of the employee’s annual compensation. Employee contributions are fully vested and, under the safe harbor provisions, all contributions made to the Plan by the Company are fully vested when received. All contributions to the Plan are invested at the employee’s discretion. During 2008, the Company’s contribution to the Plan was $234,953.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9. STOCK OPTIONS
Stock options were issued to key members of management on January 1, 2008 and December 31, 2007. The options have an explicit vesting period of 5 years and such options and any shares issued upon exercise of such options are subject to repurchase by the Company, at the Company’s option, at a fixed price between the tenth and eleventh anniversary of the issuance of the options. Options for 60,000 shares were issued and outstanding at December 31, 2008 with an average exercise price of $2.43 and a fair value of $2.17 per share. The Black Scholes methodology was used to value the shares using the assumptions in the table below. The exercise price was determined by the fair value of the equity of the Company as determined by a third party near the grant date. The risk free rate is obtained from the US treasury risk free securities. The volatility is determined using publicly traded shares for companies that operate in similar industries. $13,006 in compensation expense was recognized for the year ended December 31, 2008.

			Weighted
			average
		Weighted	remaining
	Number of	average exercise	contractual	Aggregate
	options	price	term (in years)	intrinsic value
Outstanding at December 31, 2007	25,000	$1.89
Granted	35,000	$2.82
Canceled	—
Exercised	—
Outstanding at December 31, 2008	60,000	$2.43	10	$5,250

Exercisable at December 31, 2008	—	na	na	na

December 31,
2007 and
January 1,
2008 Grant
Weighted average grant date fair value	$2.17
Risk-free interest rate	3.75%
Expected volatility	61%
Expected life	11
Divident yield	—
An additional 175,000 options were granted to key members of management on January 1, 2009 with substantially the same terms and conditions of the previous option grants.

eRx NETWORK, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10. SUBSEQUENT EVENTS (UNAUDITED)
On July 2, 2009, all of the voting interests of the Company were acquired by an affiliate of Emdeon Inc. in a merger in exchange for cash of $75.0 million and 1,850,000 units of a limited liability company controlled by Emdeon, Inc.
Concurrently, the Company repaid all amounts outstanding under its line of credit and accelerated the vesting of all of its stock options (which were converted into cash upon the closing of the merger).
The Company has evaluated subsequent events through September 10, 2009, the date the financial statements were available for issuance.